EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Investor Relations Manager
727.214.1072	727.214.3438
henri.vanparys@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE SECOND QUARTER OF 2008

POWAY, Calif., July 28, 2008—First Advantage Corporation (NASDAQ: FADV) (“the Company”), a global risk mitigation and business solutions provider, today announced operating results for the second quarter ended June 30, 2008.

First Advantage reported income from continuing operations of $13.7 million (23 cents per diluted share) for the quarter ended June 30, 2008, compared to $18.2 million (31 cents per diluted share) for the quarter ended June 30, 2007. Results of operations for the quarter ended June 30, 2008 include a restructuring charge of $1.7 million ($1 million after tax or 2 cents per diluted share) primarily relating to consolidation of facilities in the Employer Services and Lender Services segments. Earnings were negatively impacted by $1.8 million in the Employer Services segment due to a portion of the restructuring charge, and the expiration in the third quarter of 2007 of the Hurricane Katrina tax credit legislation. This reduced operating margins in this segment by approximately 3 percentage points. The Dealer Services, Multifamily Services and Investigative and Litigation Support Services segments all reported increased earnings and margins.

Total revenue for the company was $195.5 million and $210.1 million for the quarters ended June 30, 2008 and 2007, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $35.3 million and $44 million for the quarters ended June 30, 2008 and 2007, respectively.

“Earnings in the Lender Services, Employer Services and Data Services segments declined primarily due to the challenging economic environment in the mortgage industry and a weakening U.S. labor market. We are in the midst of aggressive cost reduction initiatives that will improve efficiencies in future quarters,” stated Anand Nallathambi, president and chief executive officer.

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2008

In the quarter ended June 30, 2008, the Company completed the previously announced sale of Credit Management Solutions, Inc., its automotive consumer credit software business, and of First Advantage Investigative Services, its investigative and surveillance business. Loss from discontinued operations for the quarter ended June 30, 2008 was $1.3 million, net of tax (2 cents per diluted share). Income from discontinued operations for the quarter ended June 30, 2007, also includes the results of operations for US SEARCH.com, the Company’s consumer location business which was sold in the fourth quarter of 2007. “Now that the strategic repositioning and disposition of non-strategic assets are almost over, we remain committed to generating long-term shareholder value by focusing on product expansion and enhancing operational efficiencies,” stated Mr. Nallathambi.

First Advantage’s second quarter 2008 results will be discussed in more detail on Monday, July 28, 2008, at 5:00 p.m. EDT, via teleconference and webcast. The teleconference dial-in number is 888.889.1652 within the U.S. and 210.795.9764 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through August 11, 2008, by dialing 800.839.3420 within the U.S., or 402.998.1036 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2008

Summary Consolidated Income Statement (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2008	2007	2008	2007
Service revenue	$182,423	$196,641	$370,677	$387,828
Reimbursed government fee revenue	13,122	13,470	27,147	27,544

Total revenue	195,545	210,111	397,824	415,372
Cost of service revenue	53,487	58,461	107,203	117,300
Government fees paid	13,122	13,470	27,147	27,544

Total cost of sales	66,609	71,931	134,350	144,844
Gross margin	128,936	138,180	263,474	270,528

Salaries and benefits	62,927	62,745	129,376	133,386
Facilities and telecommunications	8,084	7,800	16,284	15,518
Other operating expenses	22,909	23,787	45,743	46,374
Depreciation and amortization	11,023	9,825	20,919	19,362

Income from operations	23,993	34,023	51,152	55,888

Interest (expense) income:
Interest expense	(1,075)	(3,097)	(1,500)	(6,323)
Interest income	172	309	591	641

Interest (expense) income, net	(903)	(2,788)	(909)	(5,682)
Equity in earnings of investee	—	670	—	1,450

Income from continuing operations before income taxes and minority interest	23,090	31,905	50,243	51,656
Provision for income taxes	9,676	13,241	20,650	21,279

Income from continuing operations before minority interest	13,414	18,664	29,593	30,377
Minority interest	(238)	469	(325)	1,029

Income from continuing operations	13,652	18,195	29,918	29,348
(Loss) income from discontinued operations, net of tax	(1,264)	152	(4,241)	242

Net income	$12,388	$18,347	$25,677	$29,590

Per share amounts:
Basic earnings per share
Income from continuing operations	$0.23	$0.31	$0.50	$0.50
Loss from discontinued operations, net of tax	(0.02)	—	(0.07)	—

Net income	$0.21	$0.31	$0.43	$0.50
Diluted earnings per share
Income from continuing operations	$0.23	$0.31	$0.50	$0.50
Loss from discontinued operations, net of tax	(0.02)	—	(0.07)	—

Net income	$0.21	$0.31	$0.43	$0.50
Basic weighted-average shares outstanding	59,435	58,954	59,297	58,665
Diluted weighted-average shares outstanding	59,617	59,445	59,374	59,130
EBITDA calculation:
Net income	$12,388	$18,347	$25,677	$29,590
Provision for income taxes	9,676	13,241	20,650	21,279
Interest expense	903	2,788	909	5,682
Income (loss) from discontinued operations, net of tax	1,264	(152)	4,241	(242)
Depreciation and amortization	11,023	9,825	20,919	19,362

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$35,254	$44,049	$72,396	$75,671

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2008

Segment Financial Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2008	2007	2008	2007
Service revenue
Lender Services	$33,680	$43,682	$72,994	$90,294
Data Services	27,882	32,615	56,511	66,312
Dealer Services	24,955	27,489	50,881	54,825
Employer Services	55,511	57,971	109,198	112,796
Multifamily Services	19,986	19,676	38,335	37,281
Investigative & Litigation Support Services	21,178	15,752	44,681	28,075
Corporate	(769)	(544)	(1,923)	(1,755)

Consolidated	$182,423	$196,641	$370,677	$387,828

Income (Loss) from operations
Lender Services	$5,518	$11,686	$14,983	$24,342
Data Services	5,561	9,976	11,694	20,661
Dealer Services	4,646	3,743	9,165	7,411
Employer Services	3,004	6,799	6,475	11,910
Multifamily Services	6,569	5,866	11,341	10,180
Investigative & Litigation Support Services	7,535	5,027	17,060	7,948
Corporate	(8,840)	(9,074)	(19,566)	(26,564)

Consolidated	$23,993	$34,023	$51,152	$55,888

Operating margin percentage of service revenue
Lender Services	16.38%	26.75%	20.53%	26.96%
Data Services	19.94%	30.59%	20.69%	31.16%
Dealer Services	18.62%	13.62%	18.01%	13.52%
Employer Services	5.41%	11.73%	5.93%	10.56%
Multifamily Services	32.87%	29.81%	29.58%	27.31%
Investigative & Litigation Support Services	35.58%	31.91%	38.18%	28.31%
Corporate	N/A	N/A	N/A	N/A

Consolidated	13.15%	17.30%	13.80%	14.41%

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2008

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; corporate and litigation investigations; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software and renters insurance. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and more than 4,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release including those related to cost reduction initiatives and impact on improved efficiencies in the future quarters, product expansion and enhanced operational efficiencies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; interest rate fluctuations; changes in the real estate market; changes in employment trends; limit on access to public records; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; heightened regulations and regulatory scrutiny; the degree and nature of the company’s competition; increases in the company’s expenses; inability to realize the benefits of offshore strategy; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2007 Annual Report on Form 10-K, 2008 First Quarter Report on Form 10-Q and any subsequent amendments, for a further discussion of these and other risks.

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